Exhibit 99.6

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of the 30th day of September, 2015 (the “Effective Date”) by and between CSCC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Seller”) and GRACEWOOD MANOR, LLC, an Oklahoma limited liability company (“Purchaser”).
RECITALS
Purchaser and Seller are parties to that certain Asset Purchase Agreement dated as of April 29, 2015 and First Amendment to Asset Purchase Agreement dated as of May 19, 2015 (collectively called the “Purchase Agreement”); and
Purchaser and Seller desire to amend the Purchase Agreement on the terms hereinafter set forth.
In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.Capitalized Terms. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Purchase Agreement.
2.    Closing. Section 4 of the Purchase Agreement is hereby amended to change the date in the sixth line thereof from “October 1, 2015” to “October 31, 2015”.
3.    Earnest Money. Section 5(b) of the Purchase Agreement is hereby amended to change the amount of the Earnest Money deposit from “One Hundred Thousand and 00/100 Dollars ($100,000.00)” to “Two Hundred Thousand and 00/100 Dollars ($200,000.00)”.
4.    Conditions to Purchaser’s Obligation. The Purchase Agreement is hereby further amended by deleting Section 16q. thereof in its entirety.
5.    Ratification. Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Purchase Agreement remain in full force and effect.
6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and a facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Amendment (whether original or facsimile) may be detached from any counterpart of this Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Amendment (whether original or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original or facsimile).

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

SELLER:

CSCC PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ William McBride, III
Name:	William McBride, III
Title:	Manager

PURCHASER:

GRACEWOOD MANOR, LLC,
an Oklahoma limited liability company

By:	/s/ Bradford Montgomery
Name:	Bradford Montgomery
Title:	Manager

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